UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

February 15, 2008

Commission file number: 000-14210

COMPUMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2860434
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
5777 West Century Blvd., Suite 1285 Los Angeles, CA 90045 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code:  (310) 258-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New Revolving Line of Credit

On February 15, 2008, CompuMed, Inc., a Delaware corporation (the “Company”), entered into a revolving line of credit agreement (the “Credit Agreement”) between the Company, as Borrower, and Boston Avenue Capital, LLC, an Oklahoma limited liability company, as Lender (the “Lender” or “BAC”). The Credit Agreement provides for a new revolving line of credit facility in an aggregate principal amount of up to $4 million. The revolving line of credit matures on December 31, 2017. Advances under the revolving line of credit shall bear interest at the current three-month London Interbank Offered Rate (LIBOR), payable quarterly in arrears for the prior fiscal quarter on the fifth business day of each January, April, July and October, commencing on April 7, 2008. The Credit Agreement also provides that unused amounts up to the total commitment shall bear interest at a rate of one percent (1%) per annum, compounded annually on the first business day of each calendar year. The Credit Agreement also provides that the Lender shall provide the Company a letter of credit issued by JP Morgan Chase NA in an amount at all times equal to the amount of (i) $4,000,000 less (ii) the aggregate amount of advances then outstanding under the revolving line of credit. Advances under the revolving line of credit will be unsecured senior obligations of the Company. The Company expects to use proceeds under the new revolving line of credit for general corporate purposes, including working capital and to fund potential acquisitions consistent with its business strategy.

The Credit Agreement contains customary representations and warranties of the Company. Availability under the new revolving line of credit is subject to certain conditions, including (i) that the existing board members of the Company (after giving effect to the director resignations and appointments described in this Current Report on Form 8-K) or other directors as approved by the Lender comprise all of the directors of the Company, (ii) that the members of the board of directors of the Company unanimously approve any advance, (iii) that there not be any undisclosed material liabilities at the time of an advance, and (iv) that the Lender shall have consented (in its sole discretion) in the event that an advance is requested and, at the time of the request for the advance, the Company or any of its officers, directors, employees, shareholders or affiliates is a party to any pending legal proceedings related to the Company or its affiliates.

The new revolving line of credit facility may be prepaid at any time in whole or in part without premium or penalty, other than payment of the 1% commitment interest on unused advances if the commitment is not terminated.

The Credit Agreement also includes certain customary events of default including, but not limited to: failure to pay principal or interest when due (subject to grace period); any representation or warranty proving to have been materially incorrect when made or confirmed; failure to perform or observe covenants set forth in the Credit Agreement; and bankruptcy and insolvency defaults.

The descriptions of the Credit Agreement provided under this Item 1.01 is qualified in its entirety by the terms of the Credit Agreement itself, which is filed as Exhibit 10.19 to this Current Report on Form 8-K.

Common Stock Purchase Warrant

On February 15, 2008, the Company issued a Common Stock Purchase Warrant (the “Warrant”) for the purchase of up to 16,000,000 shares of the Company’s common stock to BAC for a purchase price of $5,000 (the “Warrant Purchase Price”) in connection with the Credit Agreement. Pursuant to the terms of the Warrant and subject to its conditions, BAC may purchase from time to time up to 16,000,000 shares of the Company’s common stock at a price per share equal to the average of the daily volume weighted average price of the Company’s common stock as reported by the OTC Bulletin Board on each trading day during the period commencing on the date of issuance of the Warrant and ending one hundred eighty (180) trading days immediately following but not including the date of issuance of the Warrant, calculated as of the close of trading on such one hundred eightieth trading day. The Warrant is exercisable if and only if the Company’s stockholders approve an increase in the Company’s authorized shares of common stock sufficient to permit that number of shares to be reserved for issuance and issued upon exercise of the Warrant. The Warrant terminates upon the earlier of (i) the twentieth (20th) anniversary of the date of issuance and (ii) the tenth (10th) anniversary of the date the Company shall have irrevocably reserved a sufficient number of duly authorized shares of common stock for issuance upon full exercise of the Warrant. If duly authorized and reserved shares of common stock are not available for issuance upon exercise of the Warrant by the fifth (5th) anniversary of the date of issuance, the holder of the Warrant may put the Warrant to the Company, in whole but not in part, for a price equal to the sum of (x) the Warrant Purchase Price and (y) 8% per annum multiplied by the Warrant Purchase Price, compounded annually from the issue date. The Warrant contains customary adjustments for stock splits, dividends, reclassifications and certain mergers and consolidations, and is transferable by BAC to certain affiliated entities.

The description of the Warrant under this Item 1.01 is qualified in its entirety by the terms of the Warrant itself, which is filed as Exhibit 10.20 to this Current Report on Form 8-K.

Board Agreement

On February 15, 2008, the Company entered into an Agreement (the “Board Agreement”) among the Company, BAC and Robert Stuckelman, John Minnick, John Romm, M.D., and Stuart Silverman, M.D., each a member of the board of directors of the Company (each of Messrs. Stuckelman, Minnick, Romm and Silverman being collectively referred to as the “Resigning Board Members”). Pursuant to the terms of the Board Agreement, BAC and the Company terminated certain agreements dated May 17, 2007 relating to the rights and obligations of BAC and the Company regarding voting and otherwise supporting the nominations of members of the Board of Directors of the Company. In addition, the Board Agreement required that each of the Resigning Board Members submit his resignation as a board member of the Company concurrently with the execution thereof, and each of BAC and the Resigning Board Members executed and delivered a mutual general release of claims against each other. The Board Agreement was a condition of BAC’s willingness to enter into the Credit Agreement.

The description of the Board Agreement under this Item 1.01 is qualified in its entirety by the terms of the Board Agreement itself, which is filed as Exhibit 10.21 to this Current Report on Form 8-K.

New Office Lease.

On February 15, 2008, the Board of Directors also approved a new office lease with L.A.T. Investment Corporation, which is to be effective as of March 1, 2008. The new lease will move the Company’s existing corporate offices, computer center and warehouse facilities from its existing 9,496 square feet in the building’s 12th floor to new space consisting of 10,949 square feet on the building’s third floor. The lease term is five years, with an option for the Company to renew for an additional five-year term. Monthly rent will be $13,686 during the first year, with 3% annual increases, plus certain operating expenses.

This summary description of the new office lease is qualified in its entirety by reference to the terms of the definitive lease agreement which the Company will file as an exhibit to its next Quarterly Report on Form 10-QSB.

Item 1.02

Termination of a Material Definitive Agreement.

Pursuant to the Board Agreement described under Item 1.01 of this Current Report on Form 8-K, two agreements with BAC, each dated May 17, 2007, as filed with the Company’s Current Report on Form 8-K on May 23, 2007, relating to the rights and obligations of BAC and the Company regarding voting and otherwise supporting the nominations of members of the Board of Directors of the Company, were terminated and are of no further force and effect.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the Common Stock Purchase Warrant is incorporated by reference into this Item 3.02. The Warrant was offered and sold to BAC, an accredited investor, in a private placement transaction not subject to the registration requirement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03

Material Modification to Rights of Security Holders.

On February 15, 2008, the Board of Directors of the Company approved an amendment (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) between the Company and Computershare as successor Rights Agent to U.S. Stock Transfer Corporation, as Rights Agent, dated October 28, 2005. The effect of the Amendment is to permit the performance of the transactions contemplated by the Credit Agreement, Board Agreement and Warrant by providing that

BAC and its affiliates shall be an “Exempt Person” and thus not an “Acquiring Person” (both as defined in the Rights Agreement) and as such a “Distribution Date” or a “Stock Acquisition Date” (in each case as defined in the Rights Agreement) shall not have occurred.

The description of the Amendment under this Item 3.03 is qualified in its entirety by the terms of the Amendment itself, which is filed as Exhibit 4.7 to this Current Report on Form 8-K.

Item 5.01

Changes in Control of Registrant.

On February 15, 2008, as a result of the issuance of the Warrant as described in Item 1.01 of this Current Report on Form 8-K, the description of which is incorporated by reference to this Item 5.01, BAC was granted the right to purchase up to 16,000,000 shares of the Company’s common stock from time to time in accordance with the term of the Warrant. As a result of the issuance of the Warrant, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, BAC and its affiliates may be deemed to beneficially own 28,564,000 shares, or 53.1% of the Company’s common stock. Additionally, as a result of the terms of the Board Agreement described in Item 1.01 of this Current Report on Form 8-K, the description of which is incorporated by reference into this Item 5.10, each of the Resigning Board Members resigned, and Charles M. Gillman was appointed to the Company’s Board of Directors. See Item 5.02 of this Current Report on Form 8-K for additional information regarding the resignation of the Resigning Board Members and appointment of Mr. Gillman to the Company’s Board.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2008, in connection with the Board Agreement described under Item 1.01 of this Current Report on Form 8-K which is incorporated by reference into this Item 5.02, each of Robert Stuckelman, John Minnick, John Romm and Stuart Silverman resigned as directors of the Company. None of Messrs. Stuckelman, Minnick, Romm or Silverman resigned because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the resolutions of the Board of Directors of the Company adopted June 22, 2007, the vesting of any unvested stock options granted to directors would be accelerated in the event of an involuntary removal from the Company’s Board of Directors. In connection with the transactions contemplated by the Board Agreement, the Board of Directors (with Messrs. Stuckelman, Minnick, Romm or Silverman recusing themselves from such deliberation and vote) determined by resolutions adopted February 15, 2008 that the Board Agreement resignations of Messrs. Stuckelman, Minnick, Romm or Silverman constituted an involuntary removal from the Board of Directors and, accordingly, that all outstanding unvested options to purchase Company common stock held by each of them shall vest and become immediately exercisable until the respective dates of their expiration. Options to purchase an aggregate of 2,508,335 shares of the Company’s common stock held by such Resigning BAC Board Members were accelerated as a result of this Board action.

On February 15, 2008, the Board of Directors of the Company appointed Charles M. Gillman to fill a vacancy on the Board (after the resignation of the Resigning Board Members). Mr. Gillman will serve on each of the audit and compensation committees of the Board.

Mr. Gillman is the President of Value Fund Advisors, LLC, an investment advisor to Yorktown Avenue Capital, LLC, a stockholder of the Company, and BAC, the Lender under the Credit Agreement, a manager of BAC, and party to the Board Agreement and purchaser of the Warrant, the terms of each of which are described in Item 1.01 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02. The Credit Agreement provides for a revolving line of credit to the Company of up to $4,000,000 and the Warrant was purchased by BAC for $5,000 and provides for the issuance of up to 16,000,000 shares of the Company’s common stock upon exercise at the price per share set forth therein. BAC also entered into a Securities Purchase Agreement with the Company on March 17, 2007 in which the Company sold BAC 4,167 Units, consisting of 1 share of the Company’s Class D Preferred Stock and 1,000 common stock purchase warrants with an exercise price of $0.30 per share, at a price of $480 per Unit resulting in total proceeds to the Company of $2,000,000.

On February 15, 2008, the Board of Directors of the Company resolved to terminate effective immediately all cash compensation payments to directors and referred to the Compensation Committee for subsequent determination the establishment of an equity compensation plan for directors.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2008, the Board of Directors of the Company adopted an amendment to the Company’s bylaws to provide that the Board of Directors shall consist of not les than three (3) nor more than seven (7) directors, with the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors.

The description of the Amendment to the Bylaws under this Item 5.03 is qualified in its entirety by the terms of the Amendment to the Bylaws filed as Exhibit 3.7 to this Current Report on Form 8-K.

Item 8.01

Other Events.

On February 19, 2008, the Company issued a press release relating to the Credit Agreement, Board Agreement, Warrant and other matters described in this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

 (d)

Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
3.7	Amendment to Bylaws dated February 15, 2008.
4.7	Amendment No. 2 to Rights Agreement, dated as of February 15, 2008, between the Company and Computershare as successor Rights Agent to U.S. Stock Transfer Corporation.
10.19	Revolving Line of Credit Agreement; dated as of February 15, 2008, between the Company, as Borrower, and Boston Avenue Capital, LLC, as Lender.
10.20	Common Stock Purchase Warrant, dated as of February 15, 2008, issued to Boston Avenue Capital, LLC.
10.21	Agreement, dated as of February 15, 2008, among the Company, Boston Avenue Capital, LLC, Robert Stuckelman, John Minnick, John Romm and Stuart Silverman.
99.1	Press Release of the Company dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 19, 2008

COMPUMED, INC.

By:	/s/ Maurizio Vecchione
Name:	Maurizio Vecchione
Title:	Chief Executive Officer and President